Exhibit 99.1

For:	Immediate Release	Contact:	Brett Bauer
	October 21, 2021		574-235-2000

1st Source Corporation Reports Record Third Quarter Results,
Cash Dividend Declared
QUARTERLY HIGHLIGHTS
•Net income was a record $32.48 million for the quarter, up 7.48% from the second quarter and up 61.95% from the third quarter of 2020. Diluted net income per common share was also a record at $1.29, up compared to the $1.19 in the previous quarter and up from the prior year’s third quarter of $0.78.
•Cash dividend of $0.31 per common share was approved by our Board, up 10.71% from the $0.28 per common share declared a year ago.
•Small Business Administration (SBA) forgiveness and customer pay downs of Paycheck Protection Program (PPP) loans amounted to approximately $150.16 million during the quarter which contributed to the recognition of $6.69 million in PPP-related loan fees in the quarter.
•Due to improvement in overall credit quality, we recognized a recovery in our provision for credit losses of $2.56 million for the third quarter of 2021 compared to a $9.30 million increase in the provision for credit losses during the same period last year.
•Charitable contribution of $3 million was made to the 1st Source Foundation during the quarter to support previously funded COVID-19 initiatives in our Community Bank markets.
South Bend, IN - 1st Source Corporation (NASDAQ: SRCE), parent company of 1st Source Bank, today reported record quarterly net income of $32.48 million for the third quarter of 2021, up 61.95% from the $20.06 million reported in the third quarter a year ago, bringing the 2021 year-to-date net income to $90.81 million compared to $54.97 million in 2020, an increase of 65.19%. Diluted net income per common share for the third quarter of 2021 was up 65.38% to $1.29 versus $0.78 in the third quarter of 2020. Diluted net income per common share for the first nine months of 2021 was $3.59 compared to $2.14 a year earlier, a 67.76% increase.
At its October 2021 meeting, the Board of Directors approved a cash dividend of $0.31 per common share, up 10.71% from the $0.28 per common share declared a year ago. The cash dividend is payable to shareholders of record on November 2, 2021 and will be paid on November 12, 2021.
Christopher J. Murphy III, Chairman and Chief Executive Officer, commented, “We are happy to report record net income for the third consecutive quarter. Credit quality improvements continued during the third quarter which resulted in a reduction to our allowance for loan and lease losses. Virtually all COVID-19 related loan and lease modifications ended their deferment during the quarter. In addition, our clients continued to receive Paycheck Protection Program (PPP) loan forgiveness during the third quarter. Total PPP loans forgiven in 2021 were $441.48 million which has provided $13.26 million in fee income. The Bank contributed $3 million of the PPP income to the 1st Source Foundation to help with COVID-19 related initiatives in the communities we serve. Furthermore, liquidity remains elevated and we are focused on its deployment through growing our loan and lease portfolio by deepening existing client relationships as well as developing new ones.

“We continue to remain focused on keeping our clients, colleagues and families safe so we can deliver the highest level of service and encourage all colleagues and those in our communities to get vaccinated to best protect themselves and others from the virus. As new variants of COVID develop, we will continue to review and analyze data from the CDC and local health departments to make the best decisions possible for the health and safety of our team members, clients and communities. To that end, masking requirements remain in effect for our team members and clients due to current infection rates in the communities we serve. This measure ensures that our colleagues are less likely to inadvertently expose themselves or others to the latest variant of the virus. Our lobbies are open, allowing our bankers to meet with business and consumer clients and safely participate in community activities about which they are passionate. We’re confident we are doing our best to ensure the safety and well-being of all those we serve and employ while also conducting ‘business as usual’ for all our clients.
“During the third quarter, it was announced our Board of Directors had approved the promotion of Mr. Brett Bauer to Chief Financial Officer and Treasurer of 1st Source Corporation and 1st Source Bank with responsibility for Accounting, Finance, Asset Liability Management, Treasury Management and Investor Relations; and that of Mr. John Bedient to Chief Operations Officer of 1st Source Bank overseeing a new Operations Group combining both deposit and loan operations. Prior to this appointment, Mr. Bauer had served as Chief Investment Officer since late 2012. In this role he has been responsible for managing 1st Source’s funding and treasury functions, bank liquidity, municipal and large CD pricing and services, a $1 billion-plus investment portfolio, and setting and managing the Bank’s asset liability policy and approach. He has also played a key role in vetting tax equity investments in 1st Source’s solar financing business and recently took over responsibility for the company’s Financial Analysis unit. Mr. Bedient had most recently served as 1st Source’s Group Head of Administrative Services and Retail Operations and has been a leader in the Bank’s retail and deposit services areas in various capacities since 2008. Both colleagues were promoted due to their long-term service and success at 1st Source, as well as their service, dedication and desire to live the 1st Source values. These new responsibilities harness the unique capabilities of each for the benefit of the company, their colleagues, and most importantly, our clients and shareholders.
“Lastly, I’m pleased to share that we opened a dedicated loan production office in southeast Fort Wayne, a historically underserved and majority- minority neighborhood in our community banking market. Under the leadership of Larry Mayers, our Fort Wayne regional president and business banking group head, the loan production office will serve the community’s consumer and small business loan, mortgage and other credit application needs. Our Fort Wayne colleagues will continue offering financial wellness education and support for minority and underrepresented entrepreneurs, which in turn will strengthen the business outlook for this area and the people who call southeast Fort Wayne home,” Mr. Murphy concluded.

THIRD QUARTER 2021 FINANCIAL RESULTS
Loans
Third quarter average loans and leases of $5.43 billion increased $78.54 million, up 1.54% net of PPP loans from the year ago quarter and increased $62.33 million, up 1.22% net of PPP loans from the previous quarter. Year-to-date average loans and leases of $5.48 billion increased $20.68 million, up 0.41% net PPP loans from the first nine months of 2020. PPP forgiveness and customer payments totaled $150.16 million in the third quarter of 2021 and $441.08 million during the first nine months of 2021 offset by PPP originations of $261.46 million during the first nine months of 2021. Loan runoff is primarily from SBA forgiveness of PPP loans offset by growth in the aircraft, solar and auto and light truck portfolios when compared to the third quarter of 2020.
Deposits
Average deposits of $6.40 billion grew $512.41 million for the quarter ended September 30, 2021, up 8.70% from the year ago quarter and increased $123.19 million, up 1.96% from the previous quarter. Average deposits for the first nine months of 2021 were $6.22 billion, an increase of $563.56 million, up 9.96% from the same period a year ago. Deposit growth is primarily from PPP loan fundings and increased consumer deposit levels compared to 2020 and increased consumer and business deposit levels compared to the previous quarter.
Net Interest Income and Net Interest Margin
Third quarter 2021 tax-equivalent net interest income of $62.34 million increased $7.34 million, or 13.34% from the third quarter a year ago and increased $5.28 million, or 9.26% from the previous quarter of 2021. For the first nine months of 2021, tax-equivalent net interest income was $176.92 million, an increase of $12.79 million, or 7.79% compared to the same period a year ago.
Third quarter 2021 net interest margin was 3.33%, an increase of 14 basis points from the 3.19% for the same period in 2020 and an increase of 19 basis points from the previous quarter. Third quarter 2021 net interest margin on a fully tax-equivalent basis was 3.34%, an increase of 14 basis points from the 3.20% for the same period in 2020 and was higher by 19 basis points compared to the previous quarter. Fees for PPP loans had a positive impact on the net interest margin of 29 basis points for the quarter compared to a negative impact of six basis points in the same period a year ago. We recognized $6.69 million in PPP loan fees during the third quarter of 2021. During the prior quarter, PPP loans had a positive impact on the net interest margin of one basis point and we recognized $2.59 million in PPP loan fees. The margin continues to experience pressure from the low interest rate environment and excess liquidity.
Net interest margin for the first nine months of 2021 was 3.27%, a decrease of five basis points from the 3.32% for the same period in 2020. Net interest margin on a fully-taxable-equivalent basis for the first nine months of 2021 was 3.28%, a decrease of five basis points from the 3.33% for the first half of 2020. The margin continues to experience pressure from the low interest rate environment and excess liquidity. PPP loans had a positive impact on the net interest margin of 14 basis points for the first nine months of 2021 compared to a negative impact of six basis points during the first nine months of 2020. We do not expect significant impact from PPP fees in 2022 as PPP loans continue to be forgiven. As of September 30, 2021, approximately 21% of all PPP loans originated remained outstanding while approximately 79% had been forgiven by the SBA or paid down by customers.

Noninterest Income
Third quarter 2021 noninterest income of $25.50 million decreased $2.54 million, or 9.07% from the third quarter a year ago and increased $0.60 million, or 2.41% from the second quarter of 2021. For the first nine months of 2021, noninterest income was $76.26 million, a decrease of $1.64 million, or 2.11% from the same period a year ago.
Noninterest income was lower compared to the third quarter a year ago mainly from reduced mortgage banking income resulting from a lower sales volume and less equipment rental income as demand for leases declined. This was offset by higher trust and wealth advisory fees as market values improved on assets under management, increased debit card income as transaction levels grew, a rise in service charges on deposit accounts and higher gains on partnership investments.
The increase in noninterest income from the prior quarter was mainly due to repositioning the investment portfolio last quarter resulting in losses on investment security sales, increased mortgage banking income due to declining rates during most of the third quarter, and gains on partnership investments partially offset by seasonal trust tax return fees which reduced trust fees and aforementioned declines in lease demand which reduced equipment rental income.
Additionally, we recognized $0.81 million in impairment recoveries on our mortgage servicing rights during 2021.
Noninterest Expense
Third quarter 2021 noninterest expense of $48.06 million increased $1.02 million, or 2.17% from the third quarter a year ago and increased $2.87 million, or 6.34% from the prior quarter. For the first nine months of 2021, noninterest expense was $137.40 million, a decrease of $1.00 million, down 0.72% compared to the same period a year ago.
The increase in noninterest expense from the third quarter a year ago was mainly the result of $3.00 million in charitable contributions, increased salaries and wages due to incentive awards and normal merit increases, higher business development costs tied to fewer COVID-19 restrictions offset by reduced general collection and repossession expenses, lower valuation adjustments on repossessed assets and decreased leased equipment depreciation as the average equipment rental portfolio continues to decline.
The increase in noninterest expense from the prior quarter was primarily the result of $3.00 million in charitable contributions, higher salaries and wages due to incentive awards and normal merit increases and an increase in the provision for unfunded loan commitments offset by lower general collection and repossession expenses and gains on the sale of repossessed assets, lower FDIC and other insurance expenses related to a one-time $0.38 million recovery of an incurred but not reported insurance reserve and lower leased equipment depreciation as the average equipment rental portfolio continues to decline.

Credit
The allowance for loan and lease losses as of September 30, 2021 was 2.50% of total loans and leases compared to 2.49% at June 30, 2021 and 2.43% at September 30, 2020 (incurred loss method). The allowance calculation includes PPP loans which are guaranteed by the SBA. Excluding these loans from the calculation results in an allowance of 2.58% at September 30, 2021, compared to 2.63% at June 30, 2021 and 2.73% at December 31, 2020. Net charge-offs of $0.04 million were recorded for the third quarter of 2021 compared with net charge-offs of $3.77 million in the same quarter a year ago and $0.16 million of net charge-offs in the prior quarter. The majority of charge-offs in 2021 were related to the bus division of the auto and light truck portfolio which continued to be impacted by the lingering effects of the pandemic on events and tourism through the first half of 2021.
The provision for credit losses was a recovery of $2.56 million for the third quarter of 2021, a decrease of $11.86 million compared with the same period in 2020 and an increase of $0.47 million from the previous quarter of 2021. The ratio of nonperforming assets to loans and leases was 0.84% as of September 30, 2021, compared to 1.06% on June 30, 2021 and 1.33% on September 30, 2020. Excluding PPP loans, the ratio of non-performing assets to loans and leases was 0.87% at September 30, 2021, 1.13% at June 30, 2021 and 1.48% at September 30, 2020.
Capital
As of September 30, 2021, the common equity-to-assets ratio was 11.44%, compared to 11.68% at June 30, 2021 and 12.04% a year ago. The tangible common equity-to-tangible assets ratio was 10.50% at September 30, 2021 compared to 10.70% at June 30, 2021 and 11.01% a year earlier. The Common Equity Tier 1 ratio, calculated under banking regulatory guidelines, was 13.65% at September 30, 2021 compared to 13.62% at June 30, 2021 and 12.92% a year ago. During the third quarter of 2021, 210,130 shares were repurchased for treasury reducing common shareholders’ equity by $9.67 million.
ABOUT 1ST SOURCE CORPORATION
1st Source common stock is traded on the NASDAQ Global Select Market under “SRCE” and appears in the National Market System tables in many daily newspapers under the code name “1st Src.” Since 1863, 1st Source has been committed to the success of its clients, individuals, businesses and the communities it serves. For more information, visit www.1stsource.com.
1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area. While delivering a comprehensive range of consumer and commercial banking services through its community bank offices, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy-duty trucks, and construction equipment. The Corporation includes 79 banking centers, 18 1st Source Bank Specialty Finance Group locations nationwide, nine Wealth Advisory Services locations and 10 1st Source Insurance offices.

FORWARD LOOKING STATEMENTS
Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “hope,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.
1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.
NON-GAAP FINANCIAL MEASURES
The accounting and reporting policies of 1st Source conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures are used by management to evaluate and measure the Company’s performance. Although these non-GAAP financial measures are frequently used by investors to evaluate a financial institution, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. These include taxable-equivalent net interest income (including its individual components), net interest margin (including its individual components), the efficiency ratio, tangible common equity-to-tangible assets ratio and tangible book value per common share. Management believes that these measures provide users of the Company’s financial information a more meaningful view of the performance of the interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures differently.

Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses and lease depreciation), measures how much it costs to produce one dollar of revenue. Securities gains or losses and lease depreciation are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity-to-tangible assets ratio and tangible book value per common share as useful measurements of the Company’s equity.
See the table marked “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of certain non-GAAP financial measures used by the Company with their most closely related GAAP measures.
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(charts attached)

1st SOURCE CORPORATION
3rd QUARTER 2021 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except per share data)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
AVERAGE BALANCES
Assets	$7,796,763	$7,657,276	$7,281,542	$7,603,119	$7,026,956
Earning assets	7,404,252	7,264,886	6,841,720	7,211,523	6,584,451
Investments	1,482,016	1,339,551	1,057,780	1,351,768	1,044,625
Loans and leases	5,427,080	5,515,387	5,669,615	5,480,229	5,445,213
Deposits	6,401,844	6,278,654	5,889,434	6,221,866	5,658,309
Interest bearing liabilities	4,811,516	4,785,800	4,553,503	4,725,850	4,516,627
Common shareholders’ equity	915,552	898,388	876,992	902,907	861,366
Total equity	960,235	942,821	913,926	947,248	891,129
INCOME STATEMENT DATA
Net interest income	$62,224	$56,935	$54,868	$176,571	$163,713
Net interest income - FTE(1)	62,335	57,053	54,996	176,921	164,129
(Recovery of) provision for credit losses	(2,559)	(3,025)	9,303	(3,186)	31,031
Noninterest income	25,497	24,898	28,041	76,264	77,904
Noninterest expense	48,064	45,198	47,043	137,402	138,403
Net income	32,481	30,235	20,054	90,822	54,998
Net income available to common shareholders	32,483	30,223	20,058	90,811	54,973
PER SHARE DATA
Basic net income per common share	$1.29	$1.19	$0.78	$3.59	$2.14
Diluted net income per common share	1.29	1.19	0.78	3.59	2.14
Common cash dividends declared	0.31	0.30	0.28	0.90	0.85
Book value per common share(2)	36.75	36.05	34.35	36.75	34.35
Tangible book value per common share(1)	33.37	32.69	31.06	33.37	31.06
Market value - High	48.63	51.02	38.26	51.02	52.16
Market value - Low	41.19	45.22	28.72	38.73	26.07
Basic weighted average common shares outstanding	24,919,956	25,143,712	25,552,374	25,126,703	25,538,910
Diluted weighted average common shares outstanding	24,919,956	25,143,712	25,552,374	25,126,703	25,538,910
KEY RATIOS
Return on average assets	1.65%	1.58%	1.10%	1.60%	1.05%
Return on average common shareholders’ equity	14.08	13.49	9.10	13.45	8.52
Average common shareholders’ equity to average assets	11.74	11.73	12.04	11.88	12.26
End of period tangible common equity to tangible assets(1)	10.50	10.70	11.01	10.50	11.01
Risk-based capital - Common Equity Tier 1(3)	13.65	13.62	12.92	13.65	12.92
Risk-based capital - Tier 1(3)	15.33	15.32	14.48	15.33	14.48
Risk-based capital - Total(3)	16.59	16.58	15.74	16.59	15.74
Net interest margin	3.33	3.14	3.19	3.27	3.32
Net interest margin - FTE(1)	3.34	3.15	3.20	3.28	3.33
Efficiency ratio: expense to revenue	54.79	55.23	56.74	54.34	57.28
Efficiency ratio: expense to revenue - adjusted(1)	53.38	52.89	54.18	52.44	54.53
Net charge offs to average loans and leases	0.00	0.01	0.26	0.09	0.13
Loan and lease loss allowance to loans and leases	2.50	2.49	2.43	2.50	2.43
Nonperforming assets to loans and leases	0.84	1.06	1.33	0.84	1.33

	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2021	2021	2020	2020
END OF PERIOD BALANCES
Assets	$7,964,092	$7,718,694	$7,511,931	$7,316,411	$7,290,949
Loans and leases	5,358,797	5,483,045	5,523,085	5,489,301	5,627,036
Deposits	6,522,505	6,345,410	6,131,341	5,946,028	5,896,855
Allowance for loan and lease losses	133,755	136,361	139,550	140,654	136,817
Goodwill and intangible assets	83,931	83,937	83,942	83,948	83,953
Common shareholders’ equity	911,333	901,226	891,295	886,845	877,754
Total equity	956,397	945,457	935,759	930,670	915,015
ASSET QUALITY
Loans and leases past due 90 days or more	$96	$44	$66	$115	$81
Nonaccrual loans and leases	43,166	55,864	58,513	60,388	70,595
Other real estate	—	—	369	359	303
Repossessions	690	1,213	2,214	1,976	4,639
Equipment owned under operating leases	1,598	1,728	1,647	1,695	136
Total nonperforming assets	$45,550	$58,849	$62,809	$64,533	$75,754
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.
(2) Calculated as common shareholders’ equity divided by common shares outstanding at the end of the period.
(3) Calculated under banking regulatory guidelines.

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	September 30,	June 30,	December 31,	September 30,
	2021	2021	2020	2020
ASSETS
Cash and due from banks	$77,740	$69,101	$74,186	$62,575
Federal funds sold and interest bearing deposits with other banks	559,542	400,346	168,861	91,641
Investment securities available-for-sale	1,583,240	1,413,022	1,197,467	1,083,427
Other investments	27,189	27,429	27,429	27,674
Mortgages held for sale	34,594	6,453	12,885	20,990
Loans and leases, net of unearned discount:
Commercial and agricultural	1,005,849	1,125,965	1,186,118	1,418,047
Solar	303,995	305,250	292,604	263,472
Auto and light truck	605,258	595,326	542,369	527,582
Medium and heavy duty truck	248,604	256,169	279,172	271,248
Aircraft	900,077	883,559	861,460	806,162
Construction equipment	729,412	729,055	714,888	723,596
Commercial real estate	939,131	966,171	969,864	961,550
Residential real estate and home equity	492,893	492,552	511,379	519,881
Consumer	133,578	128,998	131,447	135,498
Total loans and leases	5,358,797	5,483,045	5,489,301	5,627,036
Allowance for loan and lease losses*	(133,755)	(136,361)	(140,654)	(136,817)
Net loans and leases	5,225,042	5,346,684	5,348,647	5,490,219
Equipment owned under operating leases, net	51,478	56,011	65,040	79,703
Net premises and equipment	46,748	47,617	49,373	49,933
Goodwill and intangible assets	83,931	83,937	83,948	83,953
Accrued income and other assets	274,588	268,094	288,575	300,834
Total assets	$7,964,092	$7,718,694	$7,316,411	$7,290,949
LIABILITIES
Deposits:
Noninterest-bearing demand	$2,012,389	$1,851,932	$1,636,684	$1,720,768
Interest-bearing deposits:
Interest-bearing demand	2,358,512	2,318,210	2,059,139	1,885,771
Savings	1,214,088	1,182,643	1,082,848	992,320
Time	937,516	992,625	1,167,357	1,297,996
Total interest-bearing deposits	4,510,116	4,493,478	4,309,344	4,176,087
Total deposits	6,522,505	6,345,410	5,946,028	5,896,855
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	210,275	167,097	143,564	158,834
Other short-term borrowings	5,390	5,247	7,077	6,740
Total short-term borrowings	215,665	172,344	150,641	165,574
Long-term debt and mandatorily redeemable securities	81,301	81,330	81,864	81,659
Subordinated notes	58,764	58,764	58,764	58,764
Accrued expenses and other liabilities	129,460	115,389	148,444	173,082
Total liabilities	7,007,695	6,773,237	6,385,741	6,375,934
SHAREHOLDERS’ EQUITY
Preferred stock; no par value Authorized 10,000,000 shares; none issued or outstanding	—	—	—	—
Common stock; no par value Authorized 40,000,000 shares; issued 28,205,674 shares at September 30, 2021, June 30, 2021, December 31, 2020, and September 30, 2020, respectively	436,538	436,538	436,538	436,538
Retained earnings	583,631	558,795	514,176	497,419
Cost of common stock in treasury (3,408,141, 3,204,947, 2,816,557, and 2,652,030 shares at September 30, 2021, June 30, 2021, December 31, 2020, and September 30, 2020, respectively)	(111,253)	(101,711)	(82,240)	(75,861)
Accumulated other comprehensive income	2,417	7,604	18,371	19,658
Total shareholders’ equity	911,333	901,226	886,845	877,754
Noncontrolling interests	45,064	44,231	43,825	37,261
Total equity	956,397	945,457	930,670	915,015
Total liabilities and equity	$7,964,092	$7,718,694	$7,316,411	$7,290,949
*ASU 2016-13 adopted during the fourth quarter of 2020 therefore September 30, 2020 allowance amount reflects the incurred loss method.

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands, except per share amounts)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Interest income:
Loans and leases	$61,696	$57,144	$58,318	$176,704	$178,659
Investment securities, taxable	4,533	4,155	4,103	12,676	14,140
Investment securities, tax-exempt	140	154	207	468	703
Other	360	317	289	943	951
Total interest income	66,729	61,770	62,917	190,791	194,453
Interest expense:
Deposits	2,924	3,202	6,532	9,652	25,648
Short-term borrowings	25	29	83	90	427
Subordinated notes	816	814	824	2,448	2,543
Long-term debt and mandatorily redeemable securities	740	790	610	2,030	2,122
Total interest expense	4,505	4,835	8,049	14,220	30,740
Net interest income	62,224	56,935	54,868	176,571	163,713
(Recovery of) provision for credit losses*	(2,559)	(3,025)	9,303	(3,186)	31,031
Net interest income after provision for credit losses	64,783	59,960	45,565	179,757	132,682
Noninterest income:
Trust and wealth advisory	5,886	6,466	5,153	17,833	15,590
Service charges on deposit accounts	2,767	2,508	2,336	7,722	6,851
Debit card	4,570	4,754	4,019	13,506	10,993
Mortgage banking	3,149	2,859	6,474	9,909	12,125
Insurance commissions	1,862	1,684	1,825	5,698	5,401
Equipment rental	3,946	4,255	5,593	12,830	18,213
(Losses) gains on investment securities available-for-sale	—	(680)	—	(680)	279
Other	3,317	3,052	2,641	9,446	8,452
Total noninterest income	25,497	24,898	28,041	76,264	77,904
Noninterest expense:
Salaries and employee benefits	26,974	25,510	25,609	77,680	74,009
Net occupancy	2,654	2,527	2,512	7,900	7,737
Furniture and equipment	6,444	6,337	6,247	19,239	18,912
Depreciation – leased equipment	3,239	3,550	4,694	10,562	15,263
Professional fees	1,815	2,146	2,041	5,574	4,741
Supplies and communication	1,427	1,430	1,305	4,332	4,329
FDIC and other insurance	396	772	868	1,833	1,755
Business development and marketing	4,465	1,351	923	6,813	3,403
Loan and lease collection and repossession	(585)	486	1,054	30	2,655
Other	1,235	1,089	1,790	3,439	5,599
Total noninterest expense	48,064	45,198	47,043	137,402	138,403
Income before income taxes	42,216	39,660	26,563	118,619	72,183
Income tax expense	9,735	9,425	6,509	27,797	17,185
Net income	32,481	30,235	20,054	90,822	54,998
Net loss (income) attributable to noncontrolling interests	2	(12)	4	(11)	(25)
Net income available to common shareholders	$32,483	$30,223	$20,058	$90,811	$54,973
Per common share:
Basic net income per common share	$1.29	$1.19	$0.78	$3.59	$2.14
Diluted net income per common share	$1.29	$1.19	$0.78	$3.59	$2.14
Cash dividends	$0.31	$0.30	$0.28	$0.90	$0.85
Basic weighted average common shares outstanding	24,919,956	25,143,712	25,552,374	25,126,703	25,538,910
Diluted weighted average common shares outstanding	24,919,956	25,143,712	25,552,374	25,126,703	25,538,910
*ASU 2016-13 adopted during the fourth quarter of 2020 therefore September 30, 2020 provision amount reflects the incurred loss method.

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
				Three Months Ended
	September 30, 2021			June 30, 2021			September 30, 2020
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$1,451,523	$4,533	1.24%	$1,305,988	$4,156	1.28%	$1,012,703	$4,103	1.61%
Tax exempt(1)	30,493	172	2.24%	33,563	192	2.29%	45,077	257	2.26%
Mortgages held for sale	17,750	120	2.68%	7,208	54	3.00%	26,327	186	2.81%
Loans and leases, net of unearned discount(1)	5,427,080	61,655	4.51%	5,515,387	57,169	4.16%	5,669,615	58,210	4.08%
Other investments	477,406	360	0.30%	402,740	317	0.32%	87,998	289	1.31%
Total earning assets(1)	7,404,252	66,840	3.58%	7,264,886	61,888	3.42%	6,841,720	63,045	3.67%
Cash and due from banks	76,915			76,198			72,474
Allowance for loan and lease losses	(137,206)			(142,056)			(134,824)
Other assets	452,802			458,248			502,172
Total assets	$7,796,763			$7,657,276			$7,281,542

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	$4,488,169	$2,924	0.26%	$4,458,915	$3,202	0.29%	$4,225,299	$6,532	0.62%
Short-term borrowings	183,212	25	0.05%	186,605	29	0.06%	187,912	83	0.18%
Subordinated notes	58,764	816	5.51%	58,764	814	5.56%	58,764	824	5.58%
Long-term debt and mandatorily redeemable securities	81,371	740	3.61%	81,516	790	3.89%	81,528	610	2.98%
Total interest-bearing liabilities	4,811,516	4,505	0.37%	4,785,800	4,835	0.41%	4,553,503	8,049	0.70%
Noninterest-bearing deposits	1,913,675			1,819,739			1,664,135
Other liabilities	111,337			108,916			149,978
Shareholders’ equity	915,552			898,388			876,992
Noncontrolling interests	44,683			44,433			36,934
Total liabilities and equity	$7,796,763			$7,657,276			$7,281,542
Less: Fully tax-equivalent adjustments		(111)			(118)			(128)
Net interest income/margin (GAAP-derived)(1)		$62,224	3.33%		$56,935	3.14%		$54,868	3.19%
Fully tax-equivalent adjustments		111			118			128
Net interest income/margin - FTE(1)		$62,335	3.34%		$57,053	3.15%		$54,996	3.20%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
	Nine Months Ended
	September 30, 2021			September 30, 2020
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$1,317,976	$12,676	1.29%	$994,035	$14,140	1.90%
Tax exempt(1)	33,792	578	2.29%	50,590	868	2.29%
Mortgages held for sale	13,094	260	2.65%	21,563	480	2.97%
Loans and leases, net of unearned discount(1)	5,480,229	176,684	4.31%	5,445,213	178,430	4.38%
Other investments	366,432	943	0.34%	73,050	951	1.74%
Total earning assets(1)	7,211,523	191,141	3.54%	6,584,451	194,869	3.95%
Cash and due from banks	76,103			70,475
Allowance for loan and lease losses	(140,800)			(123,790)
Other assets	456,293			495,820
Total assets	$7,603,119			$7,026,956

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	4,403,595	9,652	0.29%	4,183,502	25,648	0.82%
Short-term borrowings	182,205	90	0.07%	193,934	427	0.29%
Subordinated notes	58,764	2,448	5.57%	58,764	2,543	5.78%
Long-term debt and mandatorily redeemable securities	81,286	2,030	3.34%	80,427	2,122	3.52%
Total interest-bearing liabilities	4,725,850	14,220	0.40%	4,516,627	30,740	0.91%
Noninterest-bearing deposits	1,818,271			1,474,807
Other liabilities	111,750			144,393
Shareholders’ equity	902,907			861,366
Noncontrolling interests	44,341			29,763
Total liabilities and equity	$7,603,119			$7,026,956
Less: Fully tax-equivalent adjustments		(350)			(416)
Net interest income/margin (GAAP-derived)(1)		$176,571	3.27%		$163,713	3.32%
Fully tax-equivalent adjustments		350			416
Net interest income/margin - FTE(1)		$176,921	3.28%		$164,129	3.33%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited - Dollars in thousands, except per share data)

		Three Months Ended			Nine Months Ended
		September 30,	June 30,	September 30,	September 30,	September 30,
		2021	2021	2020	2021	2020
Calculation of Net Interest Margin
(A)	Interest income (GAAP)	$66,729	$61,770	$62,917	$190,791	$194,453
	Fully tax-equivalent adjustments:
(B)	– Loans and leases	79	80	78	240	251
(C)	– Tax exempt investment securities	32	38	50	110	165
(D)	Interest income – FTE (A+B+C)	66,840	61,888	63,045	191,141	194,869
(E)	Interest expense (GAAP)	4,505	4,835	8,049	14,220	30,740
(F)	Net interest income (GAAP) (A-E)	62,224	56,935	54,868	176,571	163,713
(G)	Net interest income - FTE (D-E)	62,335	57,053	54,996	176,921	164,129
(H)	Annualization factor	3.967	4.011	3.978	1.337	1.336
(I)	Total earning assets	$7,404,252	$7,264,886	$6,841,720	$7,211,523	$6,584,451
	Net interest margin (GAAP-derived) (F*H)/I	3.33%	3.14%	3.19%	3.27%	3.32%
	Net interest margin – FTE (G*H)/I	3.34%	3.15%	3.20%	3.28%	3.33%

Calculation of Efficiency Ratio
(F)	Net interest income (GAAP)	$62,224	$56,935	$54,868	$176,571	$163,713
(G)	Net interest income – FTE	62,335	57,053	54,996	176,921	164,129
(J)	Plus: noninterest income (GAAP)	25,497	24,898	28,041	76,264	77,904
(K)	Less: gains/losses on investment securities and partnership investments	(623)	348	(177)	(735)	(938)
(L)	Less: depreciation – leased equipment	(3,239)	(3,550)	(4,694)	(10,562)	(15,263)
(M)	Total net revenue (GAAP) (F+J)	87,721	81,833	82,909	252,835	241,617
(N)	Total net revenue – adjusted (G+J–K–L)	83,970	78,749	78,166	241,888	225,832
(O)	Noninterest expense (GAAP)	48,064	45,198	47,043	137,402	138,403
(L)	Less:depreciation – leased equipment	(3,239)	(3,550)	(4,694)	(10,562)	(15,263)
(P)	Noninterest expense – adjusted (O–L)	44,825	41,648	42,349	126,840	123,140
	Efficiency ratio (GAAP-derived) (O/M)	54.79%	55.23%	56.74%	54.34%	57.28%
	Efficiency ratio – adjusted (P/N)	53.38%	52.89%	54.18%	52.44%	54.53%

		End of Period
		September 30,	June 30,	September 30,
		2021	2021	2020
Calculation of Tangible Common Equity-to-Tangible Assets Ratio
(Q)	Total common shareholders’ equity (GAAP)	$911,333	$901,226	$877,754
(R)	Less: goodwill and intangible assets	(83,931)	(83,937)	(83,953)
(S)	Total tangible common shareholders’ equity (Q–R)	$827,402	$817,289	$793,801
(T)	Total assets (GAAP)	7,964,092	7,718,694	7,290,949
(R)	Less: goodwill and intangible assets	(83,931)	(83,937)	(83,953)
(U)	Total tangible assets (T–R)	$7,880,161	$7,634,757	$7,206,996
	Common equity-to-assets ratio (GAAP-derived) (Q/T)	11.44%	11.68%	12.04%
	Tangible common equity-to-tangible assets ratio (S/U)	10.50%	10.70%	11.01%

Calculation of Tangible Book Value per Common Share
(Q)	Total common shareholders’ equity (GAAP)	$911,333	$901,226	$877,754
(V)	Actual common shares outstanding	24,797,533	25,000,727	25,553,644
	Book value per common share (GAAP-derived) (Q/V)*1000	$36.75	$36.05	$34.35
	Tangible common book value per share (S/V)*1000	$33.37	$32.69	$31.06

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